UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2015

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074
(Commission File Number)
Nevada		26-0685980
(State or other jurisdiction of Incorporation)		(I.R.S. Employer Identification No.)

16795 Von Karman Avenue, #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On its Form 8K filed July 7, 2015, Adaptive Medias (the “Company”) disclosed that Mr. Brodeur was removed as a director of the Company and further stated that it would file any response provided by Mr. Brodeur.  In line with the Company’s representations, below is Mr. Brodeur’s response to the 8-K.

Response of Norman Brodeur

“Mr. Brodeur has reviewed the Form 8K filed by the Company yesterday.  He denies that he breached his fiduciary duties to the Company or that the Company had a “for cause” basis for its purported termination of him as a director.  Despite a specific request, as of the time of this filing, the Company has failed to provide Mr. Brodeur with any information supporting its fiduciary breach and for cause allegations.  As noted in the Form 8K filed by the Company, the corporate bylaws only authorize the termination of a director if at least 80% of the required voting power of the then outstanding capital stock of the Company votes to remove such Director.  No such approval was received here.  To the extent the Board takes any action based on the claim that Mr. Brodeur has been properly removed as a board member, it is Mr. Brodeur’s position that such actions are ultra vires.”

Despite the foregoing, the Company believes that Mr. Brodeur’s termination was justified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2015	ADAPTIVE MEDIAS, INC.

/s/ Omar Akram
Omar Akram Chairman, President and Chief Financial Officer